Exhibit 10.4

CESI CHEMICAL
1004 S. Plainsman Rd
Marlow, Ok 73055
580-658-6608

TO: Stimulation Chemicals, LLC1903 Central Drive, Suite 102Bedford, Texas 76021

Subject: Agreement between CESI Chemical and Stimulation Chemicals, LLC

This agreement supercedes all terms and conditions of the “Purchase Agreement between CESI Chemical and Stimulation Chemicals, LLC” signed January 30, 2003 and is retroactively effective as of June 2, 2003.

SCL will provide CESI Chemical a detail listing of supplier invoices that have not been paid for P.O.s issued under the previous agreement. CESI Chemical will assume responsibility for payment of these invoices directly to the supplier. CESI Chemical will not be liable for the 15% commission originally charged on these purchases by SCL.

On or before September 15, 2003, CESI Chemical will issue checks totaling $59,118.10 to SCL to replace the previous check not honored by the bank.

On or before August 29, 2003, CESI Chemical agrees to pay the interest billed under the previous agreement totaling $2,753.46.

On September 15, 2003, CESI Chemical’s outstanding invoices will total $385,933.12 (see Exhibit A). CESI’s new terms will require a minimum monthly payment of $38,600 plus 1% interest on the balance of outstanding invoices consistent with the New Agreement Payment Schedule detailed in Exhibit A.

AGREED TO THIS DAY

/s/ Richard L. Johnson ————————————————— Richard L. Johnson Sr. Vice President CESI Chemical Date: August 25, 2003
/s/ Robert S. Beall ————————————————— Robert S. Beall Manager Stimulation Chemicals, LLC Date: August 25, 2003